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                       INVESTMENT COMPANY ASSET PROTECTION
                     PROFESSIONAL LIABILITY INSURANCE POLICY
                            JOINT INSUREDS AGREEMENT

         THIS AGREEMENT, made December 31, 1995 and amended as of May 23, 2002, by and among EquiTrust Investment Management Services, Inc., EquiTrust Marketing Services, Inc., EquiTrust Money Market Fund, Inc., EquiTrust Series Fund, Inc. and EquiTrust Variable Insurance Series Fund (each sometimes referred to individually as the "Party" and all sometimes referred to collectively as the "Parties").

         The Parties have acquired a joint Investment Company Asset Protection Professional Liability Insurance Policy issued by one of the Chubb Group of Insurance Companies (the "Policy"). This Policy provides coverage exclusively for the Parties.

         The Parties want to provide for the allocation of the premium and a manner of allocating any proceeds received under this coverage.

         The Parties therefore agree that:

         1. ALLOCATION OF PREMIUM. Each Party shall pay a portion of the annual Policy premium as agreed to in writing no less often than annually by all Parties and attached hereto as Exhibit A. These amounts have been determined by the broker based upon each Party's proportionate share of the premiums that would have been paid if such insurance coverage were purchased separately by the Parties.

         2.     ALLOCATION OF PROCEEDS, ADDITIONAL COVERAGE.

                (a) COMPUTATION OF PROCEEDS ON AN ANNUAL BASIS. In computing any allocation of proceeds under 4 and 5 hereunder, all losses during the Policy year (12:01 a.m. February 15th, through 12:01 a.m. the next succeeding February
15th) must be taken into consideration and any recovery received prior to the end of such Policy year will be subject to reallocation in the event there are later losses during such Policy year.

                (b) POSSIBLE PURCHASE OF ADDITIONAL COVERAGE. Any party that has been allocated proceeds during the Policy year may be requested to obtain and pay for additional coverage under the Policy for the protection of all the Parties against further losses during the Policy year. Such a request would be made by the Agent (see 5 hereunder) in its sole discretion. Relevant factors would include the amount of proceeds that was allocated to the Party, the amount of proceeds that was allocated to all Parties, the time remaining in the Policy year, and the amount of unallocated coverage remaining under the Policy.

         3. LOSS TO ONE PARTY. In the event of an insured loss to only one Party during a Policy year, the entire proceeds for that loss shall be allocated to the Party incurring such loss.

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         4.     LOSS TO MORE THAN ONE PARTY.

                (a) INITIAL ALLOCATION. For purposes of allocating the proceeds of coverage among the Parties, the following procedures shall be followed: Each Party involved in an insured loss during a Policy year shall receive a portion of the proceeds equal to the lesser of (i) the amount of that Party's loss, or (ii) an amount equal to the product of the limits multiplied by a fraction, the numerator of which is that Party's portion of the premium paid for the Policy year in question, and the denominator of which is the sum of the premiums paid for the Policy year in question by all the Parties involved in any insured loss during such Policy year.

                (b) SUBSEQUENT ALLOCATION. Any proceeds unallocated after the initial allocation shall be allocated by repeating the following procedure until all the proceeds are allocated. To each Party for which the loss was not covered by the prior allocation, there shall be allocated a portion of the unallocated proceeds equal to the lesser of (i) the amount of that Party's loss not covered by the prior allocation, or (ii) an amount equal to the unallocated proceeds multiplied by a fraction, the numerator of which is that Party's portion of the premium paid for the Policy year in question, and the denominator of which is the sum of the premium paid for the Policy year in question by all Parties for which the loss was not covered by the prior allocation.

         5. AGENT. EquiTrust Investment Management Services, Inc. ("Adviser") is hereby appointed as the agent for all the Parties for the purpose of making, adjusting, receiving and enforcing payment of all claims and otherwise dealing with the Policy. Any expenses incurred by Adviser in its capacity as agent in connection with a claim shall be shared by the Parties in proportion to the proceeds received by the Parties for the loss. All other expenses incurred by Adviser in its capacity as agent shall be shared by the Parties in the same proportion as their portion of the total premium paid.

         6. MODIFICATION AND TERMINATION. This Agreement may be modified or amended from time to time by mutual written agreement among all Parties. It may be terminated with respect to any one Party by not less than 60 days' written notice to the other Parties which are still Parties to the agreement. It shall terminate with respect to any Party as of the date that Party ceases to be insured under the Policy; provided that such termination shall not affect that Party's rights and obligations hereunder with respect to any claims on behalf of that Party which are paid under the Policy after the date the Party ceases to be an insured under the Policy.

         7. FURTHER ASSURANCES. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and amended as of the dates and year first above written.

Attest:                               EQUITRUST INVESTMENT
                                      MANAGEMENT SERVICES, INC.

/s/ Sue A. Cornick                    By:  /s/ Dennis M. Marker
----------------------------------         ----------------------------------
Its Secretary, Sue A. Cornick              Dennis M. Marker


Attest:                               EQUITRUST MARKETING SERVICES,
                                      INC.

/s/ Sue A. Cornick                    By:  /s/ Lynn E. Wilson
----------------------------------         ----------------------------------
Its Secretary, Sue A. Cornick              Lynn E. Wilson


Attest:                               EQUITRUST MONEY MARKET FUND,
                                      INC.

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Its Secretary, Stephen M. Morain           Craig A. Lang


Attest:                               EQUITRUST SERIES FUND,
                                      INC.

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Its Secretary, Stephen M. Morain           Craig A. Lang


Attest:                               EQUITRUST VARIABLE INSURANCE
                                      SERIES FUND

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Its Secretary, Stephen M. Morain           Craig A. Lang

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                                    EXHIBIT A
                                     to the
               D&O/E&O Joint Insureds Agreement dated May 23, 2002

For Policy Period, 12:01 a.m., February 15, 2002, through 12:01 a.m., February 15, 2003.

Party                                                 Premium           %
-----                                                 -------           -
EquiTrust Investment Management Services, Inc.         $  8,867        25.00
EquiTrust Marketing Services, LLC                         2,956        25.00
EquiTrust Variable Insurance Series Fund                  2,329        20.00
EquiTrust Series Fund, Inc.                               2,329        20.00
EquiTrust Money Market Fund, Inc.                         1,165        10.00
                                                       --------      -------
                                                        $17,646       100.00

Attest:                               EQUITRUST INVESTMENT
                                      MANAGEMENT SERVICES, INC.

/s/ Sue A. Cornick                    By:  /s/ Dennis M. Marker
----------------------------------         ----------------------------------
Secretary: Sue A. Cornick                  Dennis M. Marker


Attest:                               EQUITRUST MARKETING SERVICES,
                                      INC.

/s/ Sue A. Cornick                    By:  /s/ Lynn E. Wilson
----------------------------------         ----------------------------------
Secretary: Sue A. Cornick                  Lynn E. Wilson


Attest:                               EQUITRUST MONEY MARKET FUND,
                                      INC.

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Secretary: Stephen M. Morain               Craig A. Lang


Attest:                               EQUITRUST SERIES FUND,
                                      INC.

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Secretary: Stephen M. Morain               Craig A. Lang


Attest:                               EQUITRUST VARIABLE INSURANCE
                                      SERIES FUND

/s/ Stephen M. Morain                 By:  /s/ Craig A. Lang
----------------------------------         ----------------------------------
Secretary: Stephen M. Morain               Craig A. Lang